THE SOMERSET GROUP, INC.                                                 C
(unaudited)

ASSETS                              June 30,    December 31,    June 30,
                                         1995          1994          1994
Current assets
   Cash and cash equivalents       $4,519,000    $2,006,000      $558,000

   Short term investments           3,440,000

   Trade accounts, notes and other
      receivables less allowance
      for doubtfull accounts        3,627,000     6,070,000     4,022,000

   Contracts in progress, unbilled                1,769,000     2,283,000

   Inventories                                      390,000       325,000

   Prepaid expenses                    25,000       109,000       100,000

   Deferred income taxes                  ---           ---        23,000
                                   ----------     ---------     ---------
         Total current assets      11,611,000    10,344,000     7,311,000

Investments
   First Indiana Corporation
    (market values of $29,822,000
    $23,782,000, & $24,160,000     26,008,000    24,265,000    23,251,000

Property, plant and equipment, at cost
   Land                                     0       393,000       685,000

   Buildings                                0     2,738,000     2,780,000

   Production and delivery equipment        0     6,593,000     7,626,000

   Office furniture and equipment     244,000       556,000       530,000

   Construction in progress               ---           ---        33,000
                                      -------     ---------     ---------
                                      244,000    10,280,000    11,654,000
   Less accumulated depreciation      190,000     6,126,000     5,938,000
                                      -------     ---------     ---------
                                       54,000     4,154,000     5,716,000
Other assets
   Notes receivable                   795,000       487,000       487,000
   Other                              461,000       554,000       750,000
                                     --------      --------      --------
                                    1,256,000     1,041,000     1,237,000
                                     --------      --------      --------
Total Assets                      $38,929,000   $39,804,000   $37,515,000
                                   ==========    ==========    ==========

See accompanying Notes to Consolidated Financial Statements.

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